Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the BFC Financial Corporation 2005 Stock Incentive Plan of our report dated March 12, 2009, with respect to the consolidated financial statements of Bluegreen Corporation, which are included as Exhibit 99.1 to BFC Financial Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2008 filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Certified Public Accountants
West Palm Beach, Florida
June 3, 2009